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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-A



               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                       FRIEDE GOLDMAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                                   72-1362492
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



          525 CAPITOL STREET
              SUITE 402
         JACKSON, MISSISSIPPI                               39201
(address of principal executive offices)                  (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                     None
                ----------------------------------------------
                               (Title of Class)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                            EACH CLASS IS TO BE REGISTERED:

Common Stock,
par value, $.01 per share                       NASDAQ  National Market
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the common stock, par value $.01 per share (the "Common Stock"), of Friede Goldman International Inc. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary" and "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-27599), as filed with the
Securities and Exchange Commission on May 22, 1997 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2. EXHIBITS

    The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

    * 1. Registrant's Registration Statement on Form S-1 (No. 333-27599), as amended, filed with the Securities and Exchange Commission on May 22, 1997 (the "Registration Statement").

        2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registration Statement).

        3. Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registration Statement).

        4. Specimen Certificate evidencing shares of Common Stock of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement).

__________________
*   Previously filed.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   May 22, 1997



                               FRIEDE GOLDMAN INTERNATIONAL INC.


                               By: /s/ JAMES A. LOWE, III
                                   --------------------------------------------
                                   James A. Lowe, III, General Counsel
                                     and Secretary

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